U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2005

Equus II Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19509	76-0345915
(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, 13th Floor, Houston, Texas 77019

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 4, 2005, the Compensation Committee of the Board of Directors of Equus II Incorporated granted stock options to purchase shares of the Fund’s common stock to certain executive officers of the Company pursuant to the Equus II Incorporated 1997 Stock Incentive Plan as follows: Harry O. Nicodemus IV, Vice President, Chief Financial Officer, Chief Compliance Officer, Treasurer, and Secretary - 100,000 stock options; and Phil Walters, Vice President, Controller, and Assistant Secretary – 50,000 stock options. The material terms of the options granted are: grant type: non-incentive; exercise price: fair market value on grant date ($7.69); exercise period: generally exercisable 50% after six months, 66 2/3% after one year, 83 1/3% at the end of two years; and 100% at the end of three years; grant: 10 years; and termination: except in case of retirement, disability, death, or change in control of the Company, any unvested options are generally cancelled upon termination of employment. The terms of the stock option grants are set forth in the Stock Option Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	Exhibits

Exhibit No.	Description
10.1	Form of Stock Option Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUUS II INCORPORATED

Dated: February 7, 2004	By:	/s/ HARRY O. NICODEMUS IV
Harry O. Nicodemus IV Vice President and Chief Financial Officer

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